Registration No. 333-127605

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GOLF GALAXY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1831724
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

7275 Flying Cloud Drive, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

GOLF GALAXY, INC. AMENDED AND RESTATED

1996 STOCK OPTION AND INCENTIVE PLAN

(Full title of the plan)

Copy to:
Randall K. Zanatta	John R. Houston, Esq.
President, Chief Executive Officer and Chairman	Robins, Kaplan, Miller & Ciresi L.L.P.
Golf Galaxy, Inc.	2800 LaSalle Plaza
7275 Flying Cloud Drive	800 LaSalle Avenue
Eden Prairie, Minnesota 55344	Minneapolis, Minnesota 55402
(Name and address of agent for service)

(952) 941-8848

(Telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-127605) filed on August 16, 2005, pertaining to shares of capital stock of Golf Galaxy, Inc. (the “Registrant”) to be offered under the Golf Galaxy, Inc. Amended and Restated 1996 Stock Option and Incentive Plan.

The Registrant hereby removes and withdraws from registration all of its securities registered pursuant to this Registration Statement that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota on February 12, 2007.

GOLF GALAXY, INC.

By:	/s/ RANDALL K. ZANATTA
Randall K. Zanatta
President, Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

President, Chief Executive Officer,
/s/ RANDALL K. ZANATTA	Chairman and Director (Principal	February 12, 2007
Randall K. Zanatta	Executive Officer)

/s/ GREGORY B. MAANUM		February 12, 2007
Gregory B. Maanum	Chief Operating Officer and Director

/s/ RICHARD C. NORDVOLD	Chief Financial Officer (Principal	February 12, 2007
Richard C. Nordvold	Financial and Accounting Officer)

/s/ *	Director	February 12, 2007
David E. Bloom

	Director	February 12, 2007
Jack W. Eugster

/s/ *	Director	February 12, 2007
David S. Gellman

/s/ *	Director	February 12, 2007
Thomas C. Healy

/s/ *	Director	February 12, 2007
William C. Mulligan

/s/ *	Director	February 12, 2007
Gregg S. Newmark

	Director	February 12, 2007
Douglas C. Neve

*               Randall K. Zanatta, by signing his name hereto, does hereby sign this document on behalf of each of the above-named directors of the registrant pursuant to powers of attorney duly executed by these persons.

By:	/s/ RANDALL K. ZANATTA
Attorney-in-Fact